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                                                                    EXHIBIT 10.3


                         [INTERNET AMERICA LETTERHEAD]


                                September 5, 2000

Mr. Michael T. Maples
9191 Garland Road, Suite 1231
Dallas, Texas  75218

Dear Mike:

         The Board of Directors (the "Board") of Internet America, Inc. (the "Company") has requested that you change your business relationship with the Company, and you have agreed to do so on the following terms and conditions:

         1. You hereby resign as the Chief Executive Officer, President and as a Director of the Company. You will however remain as an employee of the Company, in such capacities and with such duties and responsibilities as are delegated to you from time to time by the new Chief Executive Officer of the Company. You further agree and understand that you will remain an employee-at-will, and that your employment may be terminated by the Company at any time and for any reason.

         2. You are currently the holder of stock options with the Company (the "Stock Options"), which Stock Options are evidenced by that certain Nonqualified Stock Option Agreement, dated as of March 24, 1998 and that certain Nonqualified Stock Option Agreement dated as of October 27, 1996 (the "Option Agreements"). The Company agrees to amend the Option Agreements, effective as of the date hereof, in order to: (a) accelerate the vesting thereunder by one (1) year; and (b) provide that if your employment with the Company is terminated by the Company other than for "cause" than the remaining unvested portion of the Stock Options shall immediately vest, and you will have a period of one-year after such termination to exercise such Stock Options. The above amendment will be in the form as agreed to by you and the Company (defining "cause" and other matters).


         3. The Indemnity Agreement dated February 3, 1998 between you and the Company shall remain in full force and effect and is not affected by this letter agreement.

         We look forward to your continuing work with the Company and appreciate your cooperation and assistance in this matter.


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Mr. Michael T. Maples
September 5, 2000
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         If you agree with the foregoing terms of this letter, please execute and forward to me the enclosed counterpart of this letter.

                                      Very truly yours,

                                      INTERNET AMERICA, INC.


                                      By: /s/ WILLIAM O. HUNT
                                          --------------------------------------
                                          William O. Hunt, Chairman of the Board


AGREED TO AND ACCEPTED
as of the date first set forth above:

By: /s/ MICHAEL T. MAPLES
    ---------------------------------
         Michael T. Maples